Exhibit 99.4

Legal Disclaimer

This presentation and comments made by Century Aluminum management contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements, including, without limitation, declines in aluminum prices or increases in our operating costs; worsening of global financial and economic conditions; risks related to our raw material supply arrangements; our ability to successfully obtain long-term competitive power arrangements; our ability to successfully complete our Helguvik, Iceland smelter, the acquisition of the Sebree smelter, our new ABL revolver and the restart of our Ravenswood smelter and Vlissingen carbon anode facility; and our ability to successfully manage and/or improve performance at each of our operating smelters. Forward-looking statements in this presentation include, without limitation, statements regarding the Company’s future revenues, costs, cash flows, liquidity and production levels; future global and local operational, financial and economic conditions; future industry conditions, capacity and aluminum prices; our ability to successfully restart our Vlissingen carbon anode facility; our ability to complete our Helguvik, Iceland smelter, including securing a reliable power supply; our ability to complete the Sebree acquisition; our ability to restructure the Hawesville and Sebree power contracts; and statements regarding our new ABL revolver. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission incorporated by reference in the preliminary offering circular.

Information provided in this presentation and discussion is based on information available as of May 20, 2013. We believe the expectations reflected in these forward-looking statements are reasonable, based on information available to us on the date of this presentation. However, given the described uncertainties and risks, we cannot guarantee our future financial performance, results of operations or financial condition and you should not place undue reliance on these forward-looking statements. Century undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, actual events, future events or otherwise.

In addition, throughout this presentation, we will use non-GAAP financial measures. Reconciliations to the most comparable GAAP financial measures can be found in the Appendix of today’s presentation.

Investment Highlights

•	World-class Grundartangi smelter in Iceland – generates significant free cash flow in virtually all price environments

•	Successful restructuring of U.S. smelter system; results in meaningful cash generation at current aluminum prices

•	Announced acquisition of Sebree smelter provides significant upside

•	Restructuring of two power contracts, if implemented, would improve consolidated breakeven from approximately $1,800/T to under $1,700/T LME

•	Aluminum fundamentals supportive over medium/long term – regional premiums at historically high levels

•	Strong liquidity position and significant asset coverage

•	Historical track record of strong free cash flow generation

•	Experienced management team with proven ability to reduce cash costs

•	Supportive major shareholder in Glencore

Hawesville Power Update

•	Reached agreement (detailed 30-page term sheet) with current power provider (Big Rivers Electric Cooperative “BREC”)

•	BREC will procure power in wholesale market

•	Century can buy at daily market rate and/or on longer-term bilateral contracts

•	Cost will be market price (for energy, capacity, transmission) plus small charge for ancillary services

•	Current estimate of fully delivered cost based on forward screen post August – $35/MWH

•	Additional $2/MWH supplement until all approvals received and Coleman generating station can be shut (expected by year end)

•	Power savings translates to an increase in LTM 3/31/13 EBITDA of $59 million based on Hawesville’s annual power consumption of ~4.2 million MWH

•	Requires Century to make capital investment ($3MM) for capacitors to provide system voltage support

•	Conditions include full documentation, approval of various regulators (Kentucky PSC, MISO, etc), and consent of various third parties of power provider

Sebree Acquisition

Overview

•	3 fully operational pot lines

•	Rated capacity: 180K tonnes

•	2012 Shipments: 194K tonnes

•	Product: ~50% premium billet and ~50% sow (standard grade)

•	Off-take contract: 190K tonnes/year through 2013 (pro-rated); Normal commercial market negotiations thereafter

•	Labor: Union contract expiry in 2014

•	Power contract: Terminates in 1/2014; Same power contract as Hawesville (current)

•	~368 MWH consumed per annum

•	Alumina contract: Acquisition contingent on acceptable supply through 2014 (not yet obtained)

Update

•	Output increased by 4% in 2012 through amperage increase project (~$18 million investment) completed by current owner

•	Bake furnaces rebuilt from 2007 – 2011 ($45 million investment), completed by current owner

Successful Restructuring of U.S. Smelter Systems – Mt. Holly

Overview

•	2 fully operational pot lines

•	Rated capacity: 111k tonnes(1)

•	2012 shipments: 114k tonnes

•	Product: ~50% premium billet and ~50% ingot (standard grade)

•	Off-take contract: 20k tonnes/year through 2013

•	Labor: Non-union

•	Power contract: Expiry in 2015

•	Alumina contract: ~225k tonnes/year through 2014

Update

•	Good operating performance in 2012

•	Power contract amendment in place through 2015; working with power provider on extension

Mt. Holly is free cash flow positive at recent LME pricing environment

(1)	Represents Century’s 49.7% ownership.

Summary Historical Financial Performance

Shipments

(Tonnes in 000s)

Revenue & Average Direct/Tolling Prices & LME Realized Prices

Note: Not pro forma for Sebree except for PF LTM 3/31/13. PF LTM 3/31/13 results reflect Sebree financial data for FYE 12/31/12 as Q1 2013 info is not yet available.

(1)	LME realized price is based on one month lag in pricing contracts.

Summary Historical Financial Performance

Net Cash Cost per Tonne(1)

Adjusted EBITDA

Note: Not pro forma for Sebree or market power except for PF LTM 3/31/13.

(1)	See reconciliation on slide 35.
(2)	Includes 2012 Sebree operating cash cost per tonne and Hawesville power adjustment assuming entry into new power contract at current market price.
(3)	PF LTM 3/31/13 Adj. EBITDA based on Century LTM 3/31/13 Adj. EBITDA, Sebree 2012 PF Adj. EBITDA (Q1 2013 info is not available), and new Hawesville power contract adjustment. See reconciliation on slide 34.
(4)	LME realized price is based on one month lag in pricing contracts.

Strong Free Cash Flow Generation Capacity

Historical EBITDA before Hedges less Capital Expenditures and Working Capital Changes

($ in millions)

Note: Not pro forma for Sebree or market power except for PF LTM 3/31/13. Does not include Helguvik capital expenditures.

(1)	PF LTM 3/31/13 Adj. EBITDA based on Century LTM 3/31/13 Adj. EBITDA, Sebree 2012 PF Adj. EBITDA (Q1 2013 info is not available), and new Hawesville power contract adjustment. See reconciliation on slide 34.

Adjusted EBITDA Sensitivity Analysis

Pro forma LTM 3/31/13 EBITDA Sensitivity

(Includes 2012 Sebree)

•	Assumes US margins change by $75/T and Iceland margins change by $50/T for each $100 movement in LME

(1)	LTM realized LME is based on one month lag in pricing contracts.
(2)	Iceland EBITDA does not include $43 million for corporate SG&A and $16 million for other operating costs.
(3)	Hawesville based on 482MW or ~16.8MWh/T and power cost improvement of $14/MWh.

Sebree based on 368MW or ~15.7MWh/T and power cost improvement of $14/MWh.

EBITDA and Free Cash Flow Reconciliation

																PF
													3 months		LTM	LTM
($ in millions)	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012A	2012	2013	3/31/13	3/31/13

Operating income	$5	$2	$48	$90	($184)	($74)	($209)	($576)	($97)	$103	$47	($7)	$8	$0	($15)	($15)
(–) Unrealized gain on contractual receivable	—	—	—	—	—	—	—	—	(82)	—	—	—	—	—	—	—
(+) Realized benefit of contractual receivable	—	—	—	—	—	—	—	—	26	56	—	—	—	—	—	—
(+) Write-off of intangible asset	—	—	—	—	—	—	—	—	24	—	—	—	—	—	—	—
(+/–) Accrued plant curtailment costs (Ravenswood)	—	—	—	—	—	—	—	—	10	(56)	(14)	5	1	1	5	5
(+) Hawesville restart and unabsorbed fixed costs	—	—	—	—	—	—	—	—	—	—	47	—	—	—	—	—
(+/–) Lower of cost or market adjustments	—	—	—	—	—	—	—	—	(47)	(0)	20	(20)	(17)	6	3	3
(+) Stock based compensation	—	—	—	—	—	—	—	—	3	2	3	1	0	0	1	1
(+) Net loss (gain) on forward contracts	—	—	(26)	22	310	390	509	744	—	—	—	—	—	—	—	—
(+) Gain on sale of property	—	—	—	—	—	(7)	—	—	—	—	—	—	—	—	—	—

Adjusted operating income	$5	$2	$22	$112	$126	$309	$300	$169	($163)	$104	$103	($21)	($7)	$7	($7)	($7)

Depreciation & amortization	44	57	51	50	57	69	78	84	73	64	62	63	16	16	63	63

Adjusted EBITDA	$49	$59	$73	$162	$183	$378	$378	$253	($90)	$167	$165	$41	$9	$23	$56	$56

(+) Sebree 2012 adj. EBITDA																(2)

PF Adjusted EBITDA (for Sebree)																$54
(+) Hawesville power adjustment																59

PF Adjusted EBITDA (for Sebree and new Hawesville Power Contract)																$113
(+) Sebree power adjustment																45

PF Adjusted EBITDA (for Sebree and new Hawesville and Sebree Power Contracts)																$158

Capex	(15)	(18)	(19)	(75)	(298)	(217)	(113)	(54)	(17)	(12)	(20)	(18)	(3)	(9)	(24)	(46)
Change in working capital	(5)	(4)	(14)	(33)	5	(49)	12	12	41	(19)	(40)	(21)	(12)	(12)	(21)	(28)

Free cash flow	$29	$37	$40	$54	($110)	$112	$277	$212	($66)	$137	$105	$3	($6)	$2	$11	$84

Net Cash Cost per Tonne Reconciliation

($ in millions, except shipments and per tonne data)
	2009	2010	2011	2012	LTM 3/31/13	PF LTM 3/31/13

LME Realized Price per Tonne	$1,610	$2,143	$2,421	$2,013	$1,997	$1,997

Revenue	899	1,169	1,356	1,272	1,267	1,750

COGS	965	1,057	1,267	1,226	1,224	1,661
(–) Lower of Cost or Market	47	0	(20)	20	(3)	(3)
(–) Depreciation and Amortization	(73)	(64)	(62)	(63)	(63)	(96)

Cash Cost	$939	$994	$1,185	$1,183	$1,158	$1,563
Shipments (k tonnes)	605	585	602	647	645	839

Cash Costs per Tonne	$1,553	$1,698	$1,968	$1,830	$1,795	$1,862
(–) Premium per Tonne	124	146	168	45	33	(88)

Net Cash Costs per Tonne	$1,676	$1,843	$2,136	$1,875	$1,828	$1,774